Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT: Charles Boyle	February 25, 2015
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2014 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended December 31, 2014 and 2013:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended December 31, 2014, reported net income was $16.2 million, or $1.24 per diluted share, as compared to $3.5 million, or $.27 per diluted share, during the fourth quarter of 2013.

Included in our reported results during the fourth quarter of 2014 was a $13.0 million gain ($1.00 per diluted share) resulting from the sale of The Bridgeway to Universal Health Services, Inc. (“UHS”) on December 31, 2014, as discussed below, as well as $126,000 ($.01 per diluted share) of transaction costs incurred during the quarter. As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), after adjusting the reported results for the three-month period ended December 31, 2014 for these items, as well as adjusting for $33,000 of transaction costs incurred during the fourth quarter of 2013, our adjusted net income was $3.3 million, or $.25 per diluted share, during the fourth quarter of 2014, as compared to $3.5 million, or $.28 per diluted share, during the fourth quarter of 2013.

The decrease in adjusted net income of $220,000 during the fourth quarter of 2014, as compared to the same quarter of 2013, was attributable to: (i) $550,000 of increased depreciation and amortization expense resulting from the fair value recognition recorded in connection with our acquisition of minority ownership interests in eight limited liability companies (“LLCs”) in January and August of 2014 (as discussed below), partially offset by; (ii) $330,000 of other combined net increases in net income including the net income generated at the properties acquired during 2014 (as discussed below).

As calculated on the Supplemental Schedule, our adjusted funds from operations (“AFFO”) were $9.6 million, or $.74 per diluted share, during the fourth quarter of 2014, as compared to $9.0 million, or $.71 per diluted share, during the fourth quarter of 2013. The increase in our AFFO of $661,000, or $.03 per diluted share, during the fourth quarter of 2014, as compared to the fourth quarter of 2013, was attributable to: (i) the favorable effect of adding back increased depreciation and amortization expense incurred by us and our unconsolidated affiliates amounting to $881,000, or $.07 per diluted share, partially offset by; (ii) the above-mentioned decrease in adjusted net income of $220,000, or $.02 per diluted share, and; (iii) the dilutive effect of $.02 per diluted share resulting from the new shares issued pursuant to our at-the-market equity issuance program (as discussed below).

Consolidated Results of Operations - Twelve-Month Periods Ended December 31, 2014 and 2013:

For the twelve-month period ended December 31, 2014, reported net income was $51.6 million, or $3.99 per diluted share, as compared to $13.2 million, or $1.04 per diluted share, during the twelve-month period ended December 31, 2013.

As reflected on the Supplemental Schedule, our reported net income during the twelve-month period ended December 31, 2014 includes a $13.0 million gain ($1.01 per diluted share) on the sale of The Bridgeway, $25.4 million of gains ($1.96 per diluted share) resulting from the fair value recognition in connection with the purchase of minority ownership interests in eight majority-owned LLCs, as well as $427,000 ($.03 per diluted share) of transaction costs incurred during 2014. After adjusting the reported results for the twelve-month period ended December 31, 2014 for these items, as well as the $203,000 ($.02 per diluted share) of transaction costs recorded during the twelve-month period of 2013, our adjusted net income was $13.5 million, or $1.05 per diluted share, during 2014 as compared to $13.4 million, or $1.06 per diluted share, during 2013.

The $154,000 increase in adjusted net income during the twelve months of 2014, as compared to the comparable period of 2013, was primarily attributable to: (i) a $347,000 increase in bonus rentals earned in connection with the hospitals leased to wholly-owned subsidiaries of UHS; (ii) combined net increases in net income of approximately $1.0 million, including the net income generated at the properties acquired during 2014 and 2013, partially offset by; (iii) increased depreciation and amortization expense of approximately $1.2 million resulting from the fair value recognition recorded in connection with our acquisition of minority ownership interests in eight LLCs in January and August of 2014.

As calculated on the Supplemental Schedule, our AFFO were $36.4 million, or $2.81 per diluted share, during the twelve months of 2014, as compared to $35.2 million, or $2.77 per diluted share, during the twelve months of 2013. The increase in our AFFO of $1.2 million, or $.04 per diluted share, was attributable to: (i) the favorable effect of adding back increased depreciation and amortization expense incurred by us and our unconsolidated affiliates amounting to approximately $1.1 million, or $.08 per diluted share; (ii) the above-mentioned increase in adjusted net income of $154,000, or $.01 per diluted share, partially offset by; (iii) the dilutive effect of $.05 per diluted share resulting from the new shares issued pursuant to our at-the-market equity issuance program (as discussed below).

Acquisitions and Dispositions:

2015 Acquisitions:

In February, 2015, we purchased the Haas Medical Office Park, two single story buildings having an aggregate of approximately 16,000 rentable square feet, located in Ottumwa, Iowa, for approximately $4.1 million.

In January and February of 2015, we purchased, from UHS, the real property of two newly-constructed and recently opened free-standing emergency departments (“FEDs”) located in Weslaco and Mission, Texas. Each FED consists of approximately 13,600 square feet and will be operated by wholly-owned subsidiaries of UHS. In connection with these acquisitions, ten-year lease agreements with six 5-year renewal terms have been executed with UHS for each FED. The aggregate acquisition cost of the FEDs was approximately $12.8 million, and the aggregate rental revenues earned by us at the commencement of the leases will be approximately $900,000 annually.

2014 Acquisitions:

In late August, 2014, we purchased the Hanover Emergency Center, a 22,000 rentable square feet, free-standing, full service emergency and imaging center, located in Mechanicsville, VA, for approximately $8.6 million. The single-tenant property is occupied pursuant to the terms of a 10-year lease with HCA Health Services of Virginia, Inc.

In January, 2014, we paid an aggregate of approximately $7.2 million to purchase the following in a single transaction: (i) The Children’s Clinic at Springdale – a 9,800 square foot, single-tenant medical office building located in Springdale, Arkansas, and; (ii) The Northwest Medical Center at Sugar Creek – a 13,700 square foot, multi-tenant medical office building located in Bentonville, Arkansas.

2014 Divestiture:

In December, 2014, upon the expiration of The Bridgeway’s lease term, a wholly-owned subsidiary of UHS exercised its option to purchase the real property of the facility. The sale of The Bridgeway, a 103-bed behavioral health facility located in North Little Rock, Arkansas, occurred on December 31, 2014. Pursuant to the terms of the lease, we and the wholly-owned subsidiary of UHS were both required to obtain independent appraisals of the property to determine its fair market value. Based upon the property appraisals obtained by each party, the sale price of The Bridgeway was $17.3 million. This transaction resulted in a $13.0 million gain on divestiture of real property which is included in our results of operations for the three and twelve-month periods ended December 31, 2014. During each of the years ended December 31, 2014 and 2013, our revenues, net cash provided by operating activities and funds from operations have included approximately $1.1 million earned in connection with The Bridgeway’s lease.

Dividend Information:

The fourth quarter dividend of $.635 per share was paid on December 31, 2014.

Capital Resources Information:

At December 31, 2014, we had $89.8 million of borrowings outstanding under our $150 million revolving credit agreement and $54.0 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-the-market Equity Issuance Program (“ATM Program”):

During the fourth quarter of 2013, we commenced an at-the-market equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal. Pursuant to this ATM Program, during the three-months ended December 31, 2014, we issued 368,777 shares at an average price of $48.26 per share which generated approximately $17.3 million of net proceeds (net of compensation to Merrill Lynch and other various fees and expenses). During the twelve-month period ended December 31, 2014, we issued 426,187 shares at an average price of $47.51 per share which generated approximately $19.5 million of net proceeds. Since inception of this program, we have issued 580,900 shares at an average price of $45.97 per share, which generated approximately $25.6 million of net proceeds.

Purchase of Minority Interests and Consolidation of LLCs:

•	Effective January 1, 2014, we paid $170,000 to acquire the third-party minority ownership interests in Palmdale Medical Properties LLC (“Palmdale”) and Sparks Medical Properties LLC (“Sparks”) in which we previously held 95% noncontrolling majority ownership interests. As a result, we own 100% of each of these LLCs, which own multi-tenant medical office buildings, and began accounting for each on a consolidated basis effective January 1, 2014. Included in our financial results during 2014 is an aggregate net gain of $316,000 recorded in connection with fair value recognition of the assets and liabilities of these entities.

•	Effective August 1, 2014, for an aggregate purchase price of $6.8 million, we purchased the minority ownership interests held by a third-party member in six LLCs (as noted in the table below) in which we previously held various noncontrolling, majority ownership interests ranging from 85% to 95%. In connection with these transactions, we paid $4.6 million during 2014 and $2.2 million in January, 2015. The $2.2 million paid in January, 2015 is reflected in “Accrued expenses and other liabilities” on our Condensed Consolidated Balance Sheet at December 31, 2014. As a result of these transactions, we now own 100% of each of these LLCs (which own medical office buildings and a clinic) and began accounting for each on a consolidated basis effective August 1, 2014. Included in our financial results during 2014 is an aggregate net gain of $25.1 million recorded in connection with fair value recognition of the assets and liabilities of these entities.

Name of LLC/LP	Ownership prior to minority interest purchase	Property Owned by LLC
DVMC Properties	90%	Desert Valley Medical Center
Santa Fe Scottsdale	90%	Santa Fe Professional Plaza
PCH Medical Properties	85%	Rosenberg Children’s Medical Plaza
Sierra Medical Properties	95%	Sierra San Antonio Medical Plaza
PCH Southern Properties	95%	Phoenix Children’s East Valley Care Center
3811 Bell Medical Properties	95%	3811 E. Bell Medical Building Medical Plaza

As a result of the purchase of the minority interests in the above-mentioned entities, we began accounting for each of these LLCs on a consolidated basis as of the effective date of the purchase of the minority ownership interests (each were previously accounted for on an unconsolidated basis). In addition, prior to our purchase of the minority ownership interest in Palmdale (effective January 1, 2014), and as a result of master lease agreement with a wholly-owned subsidiary of UHS which expired on July 1, 2013, Palmdale was previously included in our financial statements on a consolidated basis during the period of January 1, 2013 through June 30, 2013 and on an unconsolidated basis during the period of July 1, 2013 through December 31, 2013. The table below provides supplemental financial information related to each of the above-mentioned entities for the three and twelve-month periods ended December 31, 2013, as reflected on a financial statement presentation basis similar to the presentation applied for each entity for the three and twelve-month periods ended December 31, 2014 (amounts in thousands).

	Three Months ended December 31, 2013	Twelve months ended December 31, 2013
Revenues:	$2,060	$4,184

Expenses:
Depreciation and amortization	496	1,044
Other operating expenses	949	2,083

	1,445	3,127

Income before interest expense	615	1,057
Interest expense, net	(397)	(850)

Net income (reflected as equity in income of unconsolidated LLCs)	$218	$207

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities currently including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, surgery centers, free-standing emergency departments, childcare centers and medical office buildings. We have investments in sixty-one properties located in eighteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013 and in Item 2-Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended September 30, 2014), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on divestitures of real property, gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs and transaction costs.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effect of the gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs as well as the gain on the disposition of The Bridgeway (during 2014). AFFO was also computed for the three and twelve-month periods ended December 31, 2014 and 2013, as reflected on the Supplemental Schedules and discussed herein, and includes the adjustments made to FFO, as mentioned above, as well as for transaction costs related to acquisitions. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013 and our Report on Form 10-Q for the quarterly period ended September 30, 2014. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2014 and 2013

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Revenues:
Base rental - UHS facilities	$3,907	$3,592	$15,601	$14,773
Base rental - Non-related parties	8,880	6,976	31,386	27,955
Bonus rental - UHS facilities	1,078	1,046	4,607	4,260
Tenant reimbursements and other - Non-related parties	1,905	1,721	7,490	6,812
Tenant reimbursements and other - UHS facilities	153	110	702	480

	15,923	13,445	59,786	54,280

Expenses:
Depreciation and amortization	6,030	4,640	20,885	18,753
Advisory fees to UHS	662	610	2,545	2,369
Other operating expenses	4,353	3,364	16,882	14,409
Transaction costs	126	33	427	203

	11,171	8,647	40,739	35,734

Income before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gains	4,752	4,798	19,047	18,546

Equity in income of unconsolidated LLCs	657	550	2,428	2,095

Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	—	—	25,409	—

Gain on divestiture of real property	13,043	—	13,043	—

Interest expense, net	(2,224)	(1,850)	(8,376)	(7,472)

Net income	$16,228	$3,498	$51,551	$13,169

Basic earnings per share	$1.24	$0.27	$3.99	$1.04

Diluted earnings per share	$1.24	$0.27	$3.99	$1.04

Weighted average number of shares outstanding - Basic	13,046	12,729	12,927	12,689
Weighted average number of share equivalents	8	6	7	12

Weighted average number of shares and equivalents outstanding - Diluted	13,054	12,735	12,934	12,701

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended December 31, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three months ended December 31, 2014		Three months ended December 31, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$16,228	$1.24	$3,498	$0.27
Adjustments:
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	—	—	—	—
Gain on divestiture of real property	(13,043)	(1.00)	—	—
Transaction costs	126	0.01	33	0.01

Subtotal adjustments to net income	(12,917)	(0.99)	33	0.01

Adjusted net income	$3,311	$0.25	$3,531	$0.28

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Three months ended December 31, 2014		Three months ended December 31, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$16,228	$1.24	$3,498	$0.27
Plus: Depreciation and amortization expense:
Consolidated investments	5,928	0.46	4,577	0.36
Unconsolidated affiliates	409	0.03	879	0.07
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	—	—	—	—
Gain on divestiture of real property	(13,043)	(1.00)	—	—

FFO	9,522	0.73	8,954	0.70
Transaction costs	126	0.01	33	0.01

AFFO	$9,648	$0.74	$8,987	$0.71

Dividend paid per share		$0.635		$0.625

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Twelve months ended		Twelve months ended
	December 31, 2014		December 31, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$51,551	$3.99	$13,169	$1.04
Adjustments:
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(25,409)	(1.96)	—	—
Gain on divestiture of real property	(13,043)	(1.01)	—	—
Transaction costs	427	0.03	203	0.02

Subtotal adjustments to net income	(38,025)	(2.94)	203	0.02

Adjusted net income	$13,526	$1.05	$13,372	$1.06

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Twelve months ended		Twelve months ended
	December 31, 2014		December 31, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$51,551	$3.99	$13,169	$1.04
Plus: Depreciation and amortization expense:
Consolidated investments	20,548	1.58	18,496	1.45
Unconsolidated affiliates	2,290	0.18	3,290	0.26
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(25,409)	(1.96)	—	—
Gain on divestiture of real property	(13,043)	(1.01)	—	—

FFO	35,937	2.78	34,955	2.75
Transaction costs	427	0.03	203	0.02

AFFO	$36,364	$2.81	$35,158	$2.77

Dividend paid per share		$2.520		$2.495

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31,	December 31,
	2014	2013
Assets:

Real Estate Investments:
Buildings and improvements	$451,005	$368,295
Accumulated depreciation	(106,480)	(97,921)

	344,525	270,374
Land	35,584	27,374

Net Real Estate Investments	380,109	297,748

Investments in and advances to limited liability companies (“LLCs”), net	8,605	39,201

Other Assets:
Cash and cash equivalents	3,861	3,337
Base and bonus rent receivable from UHS	2,086	2,053
Rent receivable - other	4,219	3,310
Intangible assets (net of accumulated amortization of $19.7 million and $13.7 million at December 31, 2014 and December 31, 2013, respectively)	23,123	20,782
Deferred charges, goodwill and other assets, net	6,863	6,714

Total Assets	$428,866	$373,145

Liabilities:

Line of credit borrowings	$89,750	$93,700
Mortgage and other notes payable, non-recourse to us (including net debt premium of $523,000 and $834,000 at December 31, 2014 and December 31, 2013, respectively)	123,405	106,287
Accrued interest	545	491
Accrued expenses and other liabilities	8,522	5,156
Tenant reserves, escrows, deposits and prepaid rents	2,063	1,881

Total Liabilities	224,285	207,515

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2014 - 13,301,204 2013 -12,858,643	133	128
Capital in excess of par value	240,835	220,691
Cumulative net income	531,595	480,044
Cumulative dividends	(567,894)	(535,176)
Accumulated other comprehensive loss	(88)	(57)

Total Equity	204,581	165,630

Total Liabilities and Equity	$428,866	$373,145